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                                                                   EX-99.(P)(18)

                                 CODE OF ETHICS

                        Implementation Date: January 2008
                    Most Recent Amendment Date: October 2009

A.   GENERAL

The Code of Ethics is predicated on the principle that Crow Point Partners (the "Firm") owes a fiduciary duty to its separately managed accounts and private investment funds (including investors in such funds) (collectively, "Clients"). Accordingly, all officers, directors and employees of the Firm (the "Employees") must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, the Firm will be mindful to:

     . Place client interests ahead of the Firm - As a fiduciary, the Firm will serve in its Clients' best interests. In other words, neither the Firm nor Employees may not benefit at the expense of Clients.

     . Engage in personal investing that is in full compliance with the Firm's Code of Ethics - Employees must review and abide by the Firm's Personal Securities Transaction and Insider Trading Policies contained herein.

     . Avoid taking advantage of your position - Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with the Firm, or on behalf of an advisory client, unless in compliance with the Gift Policy contained herein.

     . Maintain full compliance with the Federal Securities Laws - Employees must abide by the standards set forth in Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

Any questions with respect to the Firm's Code of Ethics should be directed to the Chief Compliance Officer or the General Counsel. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the Chief Compliance Officer or the General Counsel. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

B.   GUIDING PRINCIPLES & STANDARDS OF CONDUCT

All Employees of the Firm will act with competence, dignity and integrity, in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that the Firm expects from its Employees:

     . Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective clients and Employees;

     . Place the integrity of the investment profession, the interests of Clients, and the interests of the Firm above one's own personal interests;

     . Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

     .    Avoid any actual or potential material conflict of interest;

     . Conduct all personal securities transactions in a manner consistent with this policy;

     . Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

     . Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

     . Promote the integrity of, and uphold the rules governing, capital markets;

     . Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

     .    Comply with applicable provisions of the U.S. securities laws.

          THE FIRM HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH IN THIS CODE OF ETHICS. IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

C.   PERSONAL SECURITY TRANSACTION POLICY

Employees may not purchase or sell any security in which the Employee has a Beneficial Interest unless the Employee has complied with the Personal Security Transaction Policy set forth below.

Pre-Clearance Procedures

Employees shall complete the Firm's Private Placement Offering and IPO Request and Reporting Form (See Attachment A) when requesting a trade in a Private Placement Offering or IPO. All pre-clearance requests must be submitted to the Chief Compliance Officer and/or General Counsel. Once pre-clearance is granted to an Employee, such Employee may only transact in that Security for the remainder of the day or such other period of time as approved by the Chief Compliance Officer and/or General Counsel. If the Employee wishes to transact in that security during any other day or period, he/she must again obtain pre-clearance for the transaction.

With regard to an Employee investment in an investment fund managed by the Firm (each, a "Fund"), the Employee shall not be required to obtain pre-approval from the Chief Compliance Officer for an "initial" investment or subscription to the Fund. Rather, the execution of the Fund's subscription document shall serve as evidence of the Firm's pre-clearance of the Employee's investment in the Fund. All subsequent investments in the Fund that do not require the execution of additional subscription agreements, do however require pre-approval of the Chief Compliance Officer via the aforementioned Private Placement and IPO Request and Reporting Form included as Attachment A.

Restricted List

The Firm maintains a "Restricted List" of companies about which a determination has been made that it is

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prudent to resist trading activity. The Firm shall periodically circulate to all its employees a list of "Restricted Securities." This list shall consist of all securities as to which: (a) there is currently a 13D or

13G filing on file with the SEC (b) any person is an officer or director of the issuer and (c) any person or entity of the Firm has executed a confidentiality agreement to receive material nonpublic information or has obtained material non-public information.

As a general rule, trades will not be allowed for Clients, or for the personal accounts of Employees, in the securities of a company appearing on the Restricted List, except with approval of the General Counsel, or, in his absence, the Chief Compliance Officer. Similarly, any determination to remove a company from the Restricted List must be approved by the General Counsel. Restrictions with regard to securities on the restricted List are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.

Permission, if given for trades in a Restricted List Security will be effective for 24 hours, unless otherwise specified. Additional trades of the same Restricted List security would have to be approved again. No trades will be permitted if such trades will disadvantage the clients' interests, or where it is determined that the Firm has material, non-public information. Where an exception is granted, employees receiving such permission are prohibited from further sale or purchase transactions unless permission is again obtained. Permission/exceptions will generally be conveyed using e-mail.

Reportable Securities

The Firm requires Employees to provide periodic reports (See the Reporting section) regarding transactions and holdings in any security (including, without limitation, partnership interests and limited liability company interests in private investment funds), except that Employees are not required to report the following exempted securities:

     .    Direct obligations of the United States government;

     . Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

     .    Shares issued by money market funds;

     .    Shares issued by open-end funds other than Reportable Funds;/1/ and

     . Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

          PLEASE NOTE: SUCH EXEMPTION DOES NOT APPLY TO SHARES OF OPEN-END MUTUAL FUNDS THAT ARE ADVISED BY THE FIRM (OR AN AFFILIATE) OR ARE OTHERWISE AFFILIATED WITH THE FIRM (OR AN AFFILIATE). EMPLOYEES MUST REPORT ANY PERSONAL TRANSACTION IN A REPORTABLE FUND.

----------
/1/ Rule 204A-1(e)(9) of the Advisers Act defines a Reportable Fund as the following: (i) Any fund for which you serve as an adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases you must be approved by the fund's board of directors before you can serve); or (ii) Any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.

REPORTING

In order to maintain compliance with Rule 204A-1 under the Advisers Act, the Firm must collect three reports from Employees that include transaction and holding information regarding the personal trading activities of the Employees. The reports, as described in further detail below, are: (i) Quarterly Transaction Reports; (ii) Initial Holdings Reports; and (iii) Annual Holdings Reports.

Quarterly Transaction Reports

Employees shall be required to report all securities transactions that they have made in securities Accounts during the quarter, as well as any new securities Accounts that they have opened during the quarter. In order to fulfill this reporting requirement, Employees have the option to instruct their broker-dealers to send to the Chief Compliance Officer duplicate trade confirmations and/or brokerage account statements not later than thirty (30) days after the end of each calendar quarter (refer to Attachment B). If an Employee's trades do not occur through a broker-dealer (e.g., purchase of a private investment fund), such transactions shall be reported separately on the Quarterly Reporting Form (Securities) provided in Attachment C.

          EMPLOYEES ARE REMINDED THAT TRANSACTIONS IN PRIVATE INVESTMENT FUNDS (INCLUDING THOSE MANAGED BY THE FIRM) SHOULD BE INCLUDED IN THE QUARTERLY REPORTING FORMS.

Alternatively, Employees may utilize the Quarterly Reporting Form (Securities) and Quarterly Reporting Form (New Accounts), provided in Attachment C, to fulfill their quarterly transaction and new account reporting requirement in the event that they elect, or are unable to, provide duplicate trade confirmations and/or brokerage account statements to the Chief Compliance Officer.

          EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS AND ACCOUNTS OF MEMBERS OF THE EMPLOYEE'S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Initial and Annual Holdings Reports

New Employees are required to report all of their securities and securities accounts not later than 10 days after an individual becomes an Employee. The two
(2) Initial Reporting Forms (refer to Attachment D) must contain information that is current as of a date not more than 45 days prior to the date the person becomes an Employee.

Employees are required to provide the Chief Compliance Officer with a complete list of securities and securities accounts on an annual basis, or on or before February 14th of each year. The report shall be

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current as of December 31st. (Refer to Attachment E for a copy of the Annual
Reporting Forms).

Employees may elect to forgo the use of the Initial Reporting Forms and Annual Reporting Forms and instead submit their brokerage/custodial statements to the Chief Compliance Officer in order to fulfill the initial and annual holding requirements. However, Employees must be certain that their brokerage/custodial statements include at a minimum:

     (a)  the title and type of security;

     (b) as applicable, depending on the type of security, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each security;

     (c) the name of any broker, dealer or bank with which the Employee maintains an account in which any security is held for the Employee's direct or indirect benefit; and

     (d)  the date in which the Employee submits the report.

          EMPLOYEES MUST REPORT THEIR BENEFICIAL INTEREST IN ANY SECURITIES ACCOUNTS, REGARDLESS OF THE TYPES OF SECURITIES THAT ARE HELD IN THE SECURITIES ACCOUNT. THE CHIEF COMPLIANCE OFFICER MUST BE MADE AWARE OF ALL SECURITIES ACCOUNTS OWNED BY EMPLOYEES.

EXCEPTIONS FROM REPORTING REQUIREMENTS

There are limited exceptions from certain of the three reporting requirements noted above. Specifically, an Employee is not required to submit:

     1) The Quarterly Reporting Form (Securities) for any transactions effected pursuant to an automatic investment plan.

     2) Any of the three reports (i.e., Quarterly Reporting Form, Initial Reporting Forms and Annual Reporting Forms) with respect to securities held in securities accounts over which the Employee had no direct or indirect influence or control. Note, however, that the Chief Compliance Officer may request that an Employee provide documentation to substantiate that the Employee had no direct or indirect influence or control over the securities account (e.g., investment advisory agreement, etc.).

The Chief Compliance Officer and/or General Counsel will determine on a case-by-case basis whether an account qualifies for either of the aforementioned exceptions.

TRADING AND REVIEW

The Firm's Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Employees' personal trading activities. Accordingly, the Firm will closely monitor Employees' investment patterns to detect the following abuses, among others:

     .    Trading in companies included on the Restricted List;

     . Front-running client accounts, which is a practice generally understood to be Employees personally trading ahead of Clients.

Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market timing activities.

The General Counsel or their designee will monitor the Chief Compliance Officer's personal securities transactions for compliance with the Personal Security Transaction Policy.

The Firm conducts periodic reviews of Employee reports. At a minimum, such reviews are required to include a comparison of Employee reports to: 1) the Restricted List and 2) Clients' trading activity. Documentary evidence is required to be kept to evidence the periodic reviews conducted. Should the Firm discover that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the Chief Compliance Officer and/or General Counsel to review the facts surrounding the transactions.

REPORTING VIOLATIONS AND REMEDIAL ACTIONS

The Firm takes the potential for conflicts of interest caused by personal investing very seriously. As such, the Firm requires its Employees to promptly report any violations of the Code of Ethics to the Chief Compliance Officer or General Counsel. The Firm's Senior Management is aware of the potential matters that may arise as a result of this requirement and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If any violation of the Firm's Personal Security Transaction Policy is determined to have occurred, the Chief Compliance Officer and/or General Counsel may impose sanctions and take such other actions, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the Securities Exchange Commission (the "SEC"), making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the Chief Compliance Officer and/or General Counsel shall determine is appropriate.

No Employee shall participate in a determination of whether he or she has committed a violation of the Code of Ethics or in the imposition of any sanction against himself or herself.

D.   INSIDER TRADING POLICY

Section 204A of the Advisers Act requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material non-public information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, the Firm has instituted procedures to prevent the misuse of material non-public information.

The Firm forbids any officer, director, employee, and all affiliates ("Covered Persons") from trading, either personally or on behalf of others, while aware of material non-public information or communicating material non-public information to others in violation of Rule 10b-5 promulgated under the Securities Exchange Act of 1934 and Insider Trading and Securities Fraud Enforcement Act of 1988. This conduct is frequently referred to as "insider trading."

The term "insider trading" is not clearly defined in federal or state securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others for trading. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     . Trading by an insider who is aware of material non-public information at the time of the trade;

     . Trading by a non-insider who is aware of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or,

     .    Communicating material non-public information to others.

The elements of insider trading and penalties for such unlawful conduct are discussed below. If, after reviewing this Policy or its application to a particular transaction, you have any questions you should consult the General Counsel, the Chief Compliance Officer and/or their designee(s).

     I.   WHO IS AN INSIDER?

The term "insider" is broadly defined and generally refers to anyone who is in possession of material, non-public information. It includes officers, directors and employees of a company and may include friends, family members and other persons who may have acquired the information directly or indirectly from an insider. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

     II.  WHAT IS MATERIAL INFORMATION?

Trading on non-public information is not a basis for liability unless the information is material. While there is no absolute standard for "materiality," "material information" generally includes information that a reasonable investor would consider relevant in making investment decisions and information that is reasonably certain to have a substantial effect on the price of a company's securities, regardless of whether the information is related directly to the company's business. The test for materiality does not require proof of a substantial likelihood that disclosure of the omitted fact would have caused the reasonable investor to act on such information, but rather it need only be demonstrated that the disclosure of such a fact "would have been viewed by the reasonable investor as having significantly altered the `total mix' of information made available." Information can be material even if it was not the reason that the investor decided to buy, sell or hold securities.

Information that officers, directors, employees, and other associated persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity

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problems, and extraordinary management developments concerning public issuers.
This list is not exhaustive and, depending upon the circumstances, other information can be "material." Information concerning the Firm's holdings or transactions on behalf of clients may also be material non-public information. You should always treat information as "material" if you have any reason to believe that it may be important. When in doubt call the General Counsel, the Chief Compliance Officer or the designee for advice.

     III. WHAT IS NON-PUBLIC INFORMATION?

Information is non-public until it has been effectively communicated to the investment community in general by the issuer of the securities through recognized channels. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public information.

     IV.  CONFIDENTIALITY

Information regarding advice furnished by the Firm to its Clients, nonpublic data furnished to the Firm by any Client, work product of the Firm's investment and trading staffs and other proprietary data and information concerning the Firm (including, but not limited to, its investment positions, assets under management, buy and sell programs, performance record and former, existing and potential clients), is the exclusive property of the Firm.

Notwithstanding the foregoing, the Firm and its Employees owe certain fiduciary duties to its Clients. From time to time, and in accordance with such fiduciary duties, Employees may deem it to be in the best interest of Clients to disclose proprietary information relating to the Firm and/or the Funds to other market professionals including: senior executives of both publicly traded and private companies, other hedge fund managers, investment bankers, research analysts, sales traders, paid consultants and other unaffiliated third parties (collectively, "other market professionals").

The aforementioned policies with regard to the restriction and prohibition on the disclosure of the Firm's proprietary information are not in any way intended to prevent the following types of activities, among others, that may be undertaken by the Firm's employees from time to time (and that the Chief Compliance Officer has determined are appropriate) in order to fulfill the Firm's fiduciary duty to act in the best interest of the Funds:

     . Discussion of general market events and the merits of investing in specific securities with other market professionals;

     .    Attendance at idea dinners with other market professionals

     . Speaking with current and/or former employees of public companies that Clients are invested in and/or where the Firm is contemplating an investment;

     . Attendance at industry events (e.g. broker-dealer sponsored conferences) to gain access to the management of companies that Clients are invested in and/or where the Firm is contemplating investments for Clients; and

     . Retention of other market professionals (e.g., paid consultants) to provide general and specific market advice with regard to investing in securities and other investments.

Employees in possession of the Firm's proprietary information may not use it for the benefit of any

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person other than the Firm and its Clients. However, employees are reminded that any use of the Firm's proprietary information must be carried out in accordance with the Firm's Code of Ethics.

     V.   PENALTIES FOR INSIDER TRADING

The U.S. securities laws impose potentially onerous civil and criminal penalties on persons who improperly obtain or use material, non-public information in connection with a purchase or sale of securities, including disclosing such information to others to enable those persons to trade in stock of the applicable company. A person can be subject to some or all of the penalties described below even if he or she does not personally benefit from the activities surrounding the violation. Possible penalties include: civil injunctions; treble damages; disgorgement of profits; jail sentences and fines of up to three times the profit gained or loss avoided, whether or not the person actually benefited financially.

In addition to the penalties imposed directly upon the person making the illegal trade, civil and criminal penalties for illegal use of inside information can also be imposed upon the officers and directors of a company for failing to prevent corporate employees from engaging in such securities law violations. The U.S. securities laws provide that any "controlling person," which includes employers, directors, executive officers and principal stockholders, may be liable for civil penalties if the controlling person both (i) knew or recklessly disregarded the fact that the employee was likely to engage in a violation and
(ii) failed to take appropriate steps to prevent that violation before it occurred. Civil penalties for persons who control violators can equal the greater of $1,000,000 or three times the profit gained or losses avoided. Employers may also be subject to criminal penalties of up to $2,500,000 for insider trading violations committed by its employees. Separate penalties may be imposed on the Firm or its senior officers for failure to supervise employees who engage in insider trading.

A violation of the Firm's Insider Trading Policy can also be expected to result in serious sanctions by the Firm, including dismissal of the persons involved.

     VI.  INSIDER TRADING POLICY PROCEDURES

The following procedures have been established to aid the Covered Persons of the Firm in avoiding insider trading. Failure to follow these procedures may result in dismissal, regulatory sanctions and criminal penalties.

     A.   Identify Inside Information

     Before trading or making investment recommendations for yourself or others, including funds or private accounts managed by the Firm, in the securities of a company about which you may have potential insider information, ask yourself the following questions:

     1. Is the information you have material? Is this information that a reasonable investor would consider relevant in making an investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed? Would this information have been viewed by a reasonable investor as having significantly altered the total mix of available information?

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     2.   Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in publications of general circulation? Has the information been provided pursuant to an expectation of confidentiality? Is the source of the information under a duty to maintain its confidentiality?

     B.   Dealing with Inside Information

     If, after consideration of the above, you believe the information is material and non-public, or if further questions arise as to whether you believe the information is material and non-public, the following procedures shall be followed:

     1. Report the matter immediately to the General Counsel, the Chief Compliance Officer or his/her designee.

     2. Do not discuss the information in public places where it can be overheard such as elevators, restaurants and airports.

     3. Do not read confidential documents in public places or discard them where they can be retrieved by others.

     4. Do not purchase, sell or recommend securities on behalf of yourself or others, including accounts managed by the Firm.

     5. Do not communicate the information inside or outside of the Firm (including to family members and friends) other than to the Legal/Compliance Department of the Firm.

     6. Refrain from responding if any inquiry is addressed to you concerning your potential knowledge of inside information until after consulting the Legal/Compliance Department.

     7. After the Legal/Compliance Department has reviewed the issue, you will be instructed as to the proper course of action to take.

     VII. PAID CONSULTANT POLICIES AND PROCEDURES

As part of the research and investment process, Employees may conduct calls or meetings with paid consultants referred by third parties (e.g., Gerson Lehrman Group, Vista Research, etc.). These consultants may range from independent research analysts, retired personnel, or employees working in the relevant industry.

While it is permissible to utilize consultants as part of the research process, we must be particularly sensitive about the information that these consultants provide. Accordingly, the Firm has adopted the following procedures which must be adhered to by all employees with regard to their contact and interaction with paid consultants:

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Procedures

     1. Prior to the commencement of a phone call or meeting with a paid consultant where it is anticipated that substantive information will be discussed, the Employee must inform such consultant that:

          (i) the Firm actively invests in the public securities markets, (ii) the purpose of speaking with such consultant is to obtain his/her independent insight as it relates to a particular industry, sector or company and (iii) such consultant should not share any material non-public information or confidential information that he/she may have a duty to keep confidential or that you otherwise should not disclose. The Employee should also confirm with such consultant that he/she will not be violating any agreement, duty or obligation such consultant may have with any employer or other institution.

     2. If the Employee believes that there is a high or increased risk that material non-public or confidential information could be discussed during a call or meeting with a paid consultant (e.g., call with the senior executive of a public company), then the Employee will ask the Chief Compliance Officer, General Counsel or their designee to participate in the call or meeting.

     3. Employees are prohibited from discussing information about the company that employs the paid consultant.

     4. Employees are required to keep notes (electronic or hard copy) of their discussions with paid consultants. Notes should, at a minimum, include the following information:

               a.   Date of discussion

               b.   Name of Employee

               c.   Name of Paid Consultant

               d.   Referred by (e.g. GLG, Vista, etc)

               e.   Summary of the discussion(s)

     5. In the event that the Firm or its employees learn or have reason to suspect that they have been provided with a) confidential or material non-public information and/or b) information that a consultant furnishes to the Firm or its employees in violation of a duty of trust or confidence to any person, then the Chief Compliance Officer or General Counsel shall immediately notify the research group that provided access to such respective consultant. In addition, depending upon the facts and circumstances of each situation, the Chief Compliance Officer or General Counsel may solicit the advice of outside counsel as it relates to a particular issue and/or decide to restrict both the firm and its employees from trading in the securities of a particular issuer(s).

On a periodic and as needed basis, but no less frequently than annually, the General Counsel and/or Chief Compliance Officer shall seek to obtain information from its research groups (i.e. notes) in order to assist with the monitoring of communications and control of interactions between Employees and the paid consultants. The notes will be periodically reviewed by the Chief Compliance Officer, General Counsel, or their designee(s).

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E.   SERVING AS OFFICERS, TRUSTEES AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment F (Conflicts of Interest Questionnaire)./2/ These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, the Firm may determine that it is in its Clients' best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in Clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of the Firm can, however, raise serious regulatory issues and concerns, including conflicts of interest and access to material non-public information. As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company or other public companies.

Similarly, the Firm may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in outside activities without the prior written approval of the Chief Compliance Officer. Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

F.   DIVERSION OF FIRM BUSINESS OR INVESTMENT OPPORTUNITY

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with the Firm and in which he or she knows the Firm might be expected to participate or have an interest, without disclosing in writing all necessary facts to the Chief Compliance Officer, offering the particular opportunity to the Firm, and obtaining written authorization to participate from the Chief Compliance Officer.

Any personal or family interest of an Employee in any Firm business activity or transaction of the Firm must be immediately disclosed to the Chief Compliance Officer. For example, if an Employee becomes aware that a transaction being considered or undertaken by the Firm may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the Chief Compliance Officer.

Employees may use Attachment G to inform the Chief Compliance Officer of any of the issues noted in this discussion.

----------
/2/ The Firm intends to use the responses received in the "Conflicts of Interest Questionnaire" to identify, monitor and manage (potential) conflicts of interest to the Firm. The Firm may review or test, as appropriate, to determine potential compliance issues associated with the "Conflicts of Interest Questionnaire."

G.   LOANS

No Employee may borrow from or become indebted to, any person, business or company having business dealings or a relationship with the Firm, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the Chief Compliance Officer and/or General Counsel. No Employee may use the Firm's name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the Chief Compliance Officer and/or General Counsel.

H.   DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

The Firm forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against the Firm. Employees are expected, if requested, to provide the Firm with reasonable assistance, including, but not limited to, meeting or consulting with the Firm and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

I.   POLITICAL CONTRIBUTIONS AND PUBLIC OFFICE

The following outlines the Firm's policies with respect to political contributions and public office:

     . Contributions by the Firm and/or Employees to politically connected individuals/entities are allowed, however, contributions to politically connected individuals/entities should not be made in exchange for new business;

     . Neither the Firm nor Employees are permitted to make any soft dollar contributions; and

     . Neither the Firm nor Employees can hold a public office if it in any way conflicts with the Firm's business.

J.   IMPROPER USE OF FIRM PROPERTY

No Employee may utilize property of the Firm or utilize the services of the Firm or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the Chief Compliance Officer and General Counsel. For this purpose, "property" means both tangible and intangible property, including the Firm and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

K.   PROTECTION OF THE FIRM'S NAME

Employees should at all times be aware that the Firm's name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of the Firm's name in any manner that could be misinterpreted to indicate a relationship between the Firm and any other entity or activity.

L.   EMPLOYEE INVOLVEMENT IN LITIGATION OR PROCEEDINGS

Employees must advise the Chief Compliance Officer immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

M.   GIFTS AND ENTERTAINMENT

Employees' Receipt of Business Meals, Tickets to Sporting Events and Other Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature. Employees are responsible for using their best judgment in determining "lavish" or "extravagant." Employees should report their attendance at such lavish and extravagant events to the Chief Compliance Officer on Attachment H.

Employees' Receipt of Gifts - Employees must report their intent to accept gifts over $500 (either one single gift, or in aggregate on an annual basis) to the Chief Compliance Officer by completing Attachment H. Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to the Firm's offices by service providers.

The Firm's Gift Giving Policy - The Firm and its Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval to give all gifts in excess of $500 to any Client, prospective client or any individual or entity that the Firm is seeking to do business with.

Gifts Given to Taft-Hartley Funds - Employees are reminded that notwithstanding this policy, since the Firm manages Taft-Hartley Clients, any gratuity provided by the Firm to labor unions or union representatives that have an "interest" in the Taft-Hartley Clients in excess of $250 per fiscal year are required to be reported on Attachment H and Department Labor Form LM-10 within 90 days following the end of the Firm's fiscal year. Accordingly, the Firm will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

The Chief Compliance Officer shall track all reportable entertainment and gifts via Attachment I.

N.   TRAVEL EXPENSES

Employees may charge to the Firm normal and reasonable travel and travel-related expenses incurred for the Firm's business purpose. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel-related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. While the Firm has not prescribed limits on such expenses, the Firm may reiterate its policy with Employees as necessary.

The Firm will pay for all travel and travel-related expenses to support an Employee's attendance at conferences, company visits, etc. In the event that any such expenses are included as part of the event (i.e. a broker charters a jet for numerous investment firms, including the Firm, to visit a company, etc.), the Firm shall determine the approximate value of the expense and forward the third-party a reimbursement check. The Firm has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers.

O.   DISCLOSURE

The Firm shall describe its Code of Ethics in Part II of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All Client requests for the Firm's Code of Ethics shall be directed to the Chief Compliance Officer.

P.   RECORDKEEPING

The Firm shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or the Firm's management.

..    A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

..    A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

..    A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of the Firm.

..    A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Firm for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

..    A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

..    The Firm shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Placement or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

Q.   RESPONSIBILITIES

The Chief Compliance Officer and/or his designee(s) will be responsible for administering the Code of Ethics, subject to oversight by the Company's General Counsel. All questions regarding the policy should be directed to the Chief Compliance Officer or General Counsel. All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment.

                      AGREEMENT TO ABIDE BY CODE OF ETHICS

By affixing my signature below, I acknowledge that I have read and understand Crow Point Partners' Code of Ethics (the "Code"), most recently dated October 2009.

I further acknowledge that I am in compliance with the provisions of the Code and agree to remain in compliance with such provisions.

I understand that if I fail to comply with the provisions of the Code, I will be subject to appropriate disciplinary action, including dismissal.

                                         ---------------------------------------
                                         PRINT NAME


                                         ---------------------------------------
                                         SIGNATURE

                                         ---------------------------------------
                                         DATE

ATTACHMENT A

           PRIVATE PLACEMENT OFFERING & IPO REQUEST AND REPORTING FORM

Name of Issuer:   ___________________________________

Type of Security: ___________________________________

Public Offering Date: ___________________________________
                      (for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

     1. I am not investing in this Private Placement or IPO to profit improperly from my position as a Crow Point Partners Employee;

     2. The investment opportunity did not arise by virtue of my activities on behalf of a Crow Point Partners client; and

     3. To the best of my knowledge, no Crow Point Partners Clients have any foreseeable interest in purchasing this security.

     4. If I am seeking to invest in an unregistered investment fund, the investment strategy pursued by the fund is dissimilar from the investment strategy generally pursued by Crow Point Partners.

Furthermore, by signing below, I certify that I have read the Crow Point Partners Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand Crow Point Partners reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. I have provided all offering materials related to this proposed investment to the Chief Compliance Officer and/or General Counsel at their request.

Date: _____________ Signature: ___________________________________

Print Name: ___________________________________

Compliance Use Only

_____ Approved   _____ Not Approved   Person Approving ____________

Reasons Supporting Decision to Approve/Not Approve: ____________________________

________________________________________________________________________________

________________________________________________________________________________

ATTACHMENT B

                             SAMPLE BROKERAGE LETTER

DATE

NAME OF CUSTODIAN
ADDRESS
CITY, STATE ZIP

Re: Account No.  _______________________________

    Account Name _______________________________

Dear NAME,

As of DATE, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

     Crow Point Partners, LLC
     Attn: James B. Craver, Chief Compliance Officer
     10 New Driftway, Suite 203
     Scituate, MA 02066-4546

If you have any questions or concerns, please feel free to give me a call at
(xxx) xxx-xxxx. Thank you for your immediate attention to this matter.

Sincerely,

Name

cc: Name

                                                                    ATTACHMENT C

                     QUARTERLY REPORTING FORM (TRANSACTIONS)

                     REPORTING EMPLOYEE_____________________

                     FOR QUARTER ENDED: ____________________

In accordance with Crow Point Partners' Code of Ethics, please provide a list of all reportable securities transactions that have occurred during the previous calendar quarter in any account in which you maintain a pecuniary interest. Reportable securities include interests in private investment funds (including those managed by Crow Point Partners).

                             TYPE (E.G.,
NUMBER OF                      EQUITY;      TICKER OR   PRINCIPAL   BUY (ACQUIRE)/   INTEREST RATE/   PRICE   DATE   BROKER, DEALER
 SHARES     SECURITY NAME   FIXED INCOME)     CUSIP       AMOUNT    SELL (DISPOSE)      MATURITY                         OR BANK
---------   -------------   -------------   ---------   ---------   --------------   --------------   -----   ----   ---------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

   DELIVER TO THE CHIEF COMPLIANCE OFFICER WITHIN 30 DAYS OF THE END OF EACH
                               CALENDAR QUARTER.
                       USE ADDITIONAL SHEETS IF NECESSARY.

------------------------------                  Compliance Use Only
Print Name
                                                Reviewed by:  __________________

------------------------------   ------------   Date of Review: ________________
Signature                        Date
                                                Exception(s) Noted: ____No
                                                _____Yes

                                                                    ATTACHMENT C

                    QUARTERLY REPORTING FORM (TRANSACTIONS)

                     REPORTING EMPLOYEE_____________________

                     FOR QUARTER ENDED: ____________________

--------------------------------------------------------------------------------

In accordance with the Firm's Code of Ethics, please provide a list of all accounts that have opened during the previous calendar quarter in which you maintain a beneficial interest. Reportable securities include interests in private investment funds.

NAME OF BROKER, DEALER OR BANK   ACCOUNT TITLE   ACCOUNT NUMBER   DATE OF ACCOUNT ESTABLISHMENT
------------------------------   -------------   --------------   -----------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

I certify that this form fully discloses all of the newly opened accounts in which I have a beneficial interest.

------------------------------                  Compliance Use Only
Print Name
                                                Reviewed by:  __________________

------------------------------   ------------   Date of Review: ________________
Signature                        Date
                                                Exception(s) Noted: ____No
                                                _____Yes

ATTACHMENT D

                  INITIAL REPORTING FORM (SECURITIES ACCOUNTS)

Employee _______________________________________________ (Print Name)

Information submitted current as of ______________________________ (Date)

In accordance with the Firm's Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest. Note that this includes accounts of immediate family members living in your household.


NAME OF BROKER, DEALER OR BANK   ACCOUNT TITLE   ACCOUNT NUMBER
------------------------------   -------------   --------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

I certify that this form fully discloses all of the securities accounts in which I have a beneficial interest.


--------------------------------------   --------------------
Signature                                Date

                                         Compliance Use Only

                                         Reviewed by:  __________________

                                         Date of Review: ________________

                                         Exception(s) Noted: ____No
                                         _____Yes

                       INITIAL REPORTING FORM (SECURITIES)

     In accordance with the Firm's Code of Ethics, please provide a list of all reportable securities in which you have a beneficial interest. This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer. Securities held in accounts over which the access person had no direct or indirect influence or control do not need to be reported.

                                        TYPE          TICKER OR
NUMBER OF SHARES                   (E.G., EQUITY;       CUSIP         PRINCIPAL AMOUNT
 (IF APPLICABLE)   SECURITY NAME   FIXED INCOME)    (IF APPLICABLE)    (IF APPLICABLE)
----------------   -------------   --------------   --------------    ----------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                       Use additional sheets as necessary.

I certify that this form fully discloses all of the reportable securities in which I have a beneficial interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.


--------------------------------------   --------------------
Signature                                Date

                                         Compliance Use Only

                                         Reviewed by:  __________________

                                         Date of Review: ________________

                                         Exception(s) Noted: ____No
                                         _____Yes

ATTACHMENT E

                  ANNUAL REPORTING FORMS (SECURITIES ACCOUNTS)

Employee _______________________________________________ (Print Name)

Information submitted current as of __________________________ (Date)

In accordance with the Firm's Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest. Note that this includes accounts of immediate family members living in your household.

NAME OF BROKER, DEALER OR BANK   ACCOUNT TITLE   ACCOUNT NUMBER
------------------------------   -------------   --------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

I certify that this form fully discloses all of the securities accounts in which I have a beneficial interest.


--------------------------------------   --------------------
Signature                                Date

                                         Compliance Use Only

                                         Reviewed by:  __________________

                                         Date of Review: ________________

                                         Exception(s) Noted: ____No
                                         _____Yes

                       ANNUAL REPORTING FORMS (SECURITIES)

In accordance with the Firm's Code of Ethics, please provide a list of all securities in which you have a beneficial interest. This includes reportable securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer. Securities held in accounts over which the access person had no direct or indirect influence or control do not need to be reported.

                                        TYPE          TICKER OR
NUMBER OF SHARES                   (E.G., EQUITY;       CUSIP         PRINCIPAL AMOUNT
 (IF APPLICABLE)   SECURITY NAME   FIXED INCOME)    (IF APPLICABLE)    (IF APPLICABLE)
----------------   -------------   --------------   --------------    ----------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                       Use additional sheets as necessary.

I certify that this form fully discloses all of the securities in which I have a beneficial interest. Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

--------------------------------------   --------------------
Signature                                Date

                                         Compliance Use Only

                                         Reviewed by:  __________________

                                         Date of Review: ________________

                                         Exception(s) Noted: ____No
                                         _____Yes

ATTACHMENT F

                       CONFLICTS QUESTIONNAIRE SUPPLEMENT

The Firm is required to monitor Employee circumstances, which may pose a potential conflict with our management of Accounts and Funds (including Fund investors). Please complete this questionnaire and disclose the required information. In addition, we will ask for a recertification of the information contained in the questionnaire annually. YOU ALSO MUST PROVIDE ANY CHANGES TO THE INFORMATION PROMPTLY TO THE CHIEF COMPLIANCE OFFICER.

A. Please disclose the requested information for any entity (including any commercial business or not-for-profit organization) other than the Firm in which, or from which, you (1) receive compensation; (2) take an active role in making management decisions; (3) serve as an officer, director, member or general partner; or (4) provide any advice about investments.

     Name of Entity:   Nature of Affiliation or Title:   Public Company
     ---------------   -------------------------------   --------------
1.
     ---------------   -------------------------------       Yes/No
2.
     ---------------   -------------------------------       Yes/No
3.
     ---------------   -------------------------------       Yes/No
4.
     ---------------   -------------------------------       Yes/No
5.
     ---------------   -------------------------------       Yes/No

None __________

B. Please disclose whether your spouse or any immediate family member currently conducts business or works for an entity that conducts business with the Firm.

Describe:

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

None __________

C. Please disclose whether your spouse or any immediate family member currently works for a public company.

Describe:

-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------

None __________

D. The following individuals are my family members that work at broker/dealers and/or companies in which The Firm conducts or seeks to conduct business:

     ____________   Not Applicable (I am not aware of any family members that
                    work at broker/dealers and/or companies in which The Firm conducts or seeks to conduct business)

Broker-Dealer/Company   Family Member   Role
---------------------   -------------   ----

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



     Please note that these questions are intended to be broad in scope. If you have any questions as to whether any particular arrangement or relationship should be disclosed on this form, please consult the Chief Compliance Officer.


                                         Signature:
                                                    ----------------------------

                                         Print Name:
                                                     ---------------------------

                                         Date:
                                               ---------------------------------

                                         Compliance Use Only

                                         Reviewed by:  __________________

                                         Date of Review: ________________

                                         Exception(s) Noted: ____No
                                         _____Yes

ATTACHMENT G

                MISCELLANEOUS REPORTING UNDER THE CODE OF ETHICS

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


PRINT NAME: __________________________________________________________

SIGNATURE:  __________________________________________________________

DATE:       __________________________________________________________

                                         Compliance Use Only

                                         Reviewed by:  __________________

                                         Date of Review: ________________

                                         Follow-up Required: ______No _______Yes

                                         If Yes, Describe: _____________________

ATTACHMENT H

                          GIFT AND ENTERTAINMENT REPORT

Employee(s) Receiving/Giving the Gift/Entertainment:

--------------------------------------------------------------------------------

Describe the Gift/Entertainment:

--------------------------------------------------------------------------------


Approximate Total Dollar Amount of Gift/Entertainment:  $_______________________

Receiver/Giver of the Gift/Entertainment:

--------------------------------------------------------------------------------

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _________   No __________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months? If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

--------------------------------------------------------------------------------

Relationship of Receiver/Giver to The Firm and/or Employee(s):

--------------------------------------------------------------------------------

Reason (if known) the Gift/Entertainment will be given by/given to The Firm and/or Employee(s):

--------------------------------------------------------------------------------


Signature: ___________________________   Date: ____________________

                                         Compliance Use Only

                                         _____  Approved   _____  Not Approved
                                         Chief Compliance Officer

                                         ____________________________________
                                         Reasons Supporting Decision to
                                         Approve/Not Approve:

ATTACHMENT I

                         EMPLOYEE GIFT/ENTERTAINMENT LOG

                                            Approximate                   Relationship of           Reason
             Employee       Description    Dollar Amount Receiver/Giver  Receiver/Giver to  Gift/Entertainment was  Compliance
        Giving/Receiving      of Gift/       of Gift/       of Gift/      ThetFirm and/or   given by/given to The    Approval
Date   Gift/Entertainment  Entertainment  Entertainment   Entertainment       Employee       Firm and/or Employee    (Yes/No)
-----  ------------------  -------------  -------------  --------------  -----------------  ----------------------  -----------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        YES
                                                                                                                        NO
-------------------------------------------------------------------------------------------------------------------------------